Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record Second Quarter

2023 Results

Record Q2 2023 Run-Rate Daily Production; Post-MB Minerals Acquisition Production Exceeded 18,000 Boe/d (6:1) for First Time Including a Full-Quarter of Acquired Production

Record Market Share of U.S. Land Rig Count of 13.8% with 90 Active Rigs Drilling1

Increase in Borrowing Base and Elected Commitment on Secured Revolving Credit Facility to $400 Million and Maturity Extended Until June 2027

Superior Five-Year Annual PDP Decline Rate of 13% Requires Only an Estimated 4.9 Net Wells Annually to Maintain Flat Production

Announces Q2 2023 Cash Distribution of $0.39 per Common Unit

FORT WORTH, Texas, August 2, 2023 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 125,000 gross wells across 28 states, today announced financial and operating results for the quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•	Record Q2 2023 run-rate daily production of 17,573 barrels of oil equivalent (“Boe”) per day (6:1)

•	Includes 45 days of production from the Company’s $140.8 million acquisition of MB Minerals (the “Acquired Production”), which closed on May 17, 2023 with an effective production date of April 1, 2023

•	Including a full Q2 2023 impact of the Acquired Production, the revenues of which will be received by the Company, run-rate production was 18,554 Boe per day (6:1)

•	Q2 2023 oil, natural gas and NGL revenues of $57.0 million, a decrease of 0.8% from Q1 2023, primarily attributable to a decline in realized commodity prices

•	Q2 2023 net income of approximately $17.8 million and net income attributable to common units of approximately $13.5 million, as compared to $28.9 million and $23.3 million, respectively, from Q1 2023

•	Q2 2023 consolidated Adjusted EBITDA of $45.0 million, as compared to $42.3 million in Q1 2023

•	As of June 30, 2023, Kimbell’s major properties[2] had 6.86 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (3.89 net DUCs and 2.97 net permitted locations), compared to an estimated 4.9 net wells needed to maintain flat production

1 Based on Kimbell rig count of 90 and Baker Hughes U.S. land rig count of 653 on June 30, 2023.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

•	Announced a Q2 2023 cash distribution of $0.39 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 9.9% annualized yield based on the August 1, 2023 closing price of $15.71 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

•	On June 13, 2023, Kimbell amended and extended its secured revolving credit facility through June 7, 2027 and increased borrowing base and elected commitments from $350 million to $400 million, an increase of 14%

•	Conservative Balance Sheet with Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA of 1.1x

•	Kimbell affirms its financial and operational guidance ranges for 2023 previously disclosed in its May 18, 2023 press release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “We are very pleased with another record quarter and continue to build on last quarter’s momentum with the recently closed MB Minerals royalty acquisition. The Company’s production mix materially shifted towards oil in the second quarter, with oil now representing 33% of our production mix on a 6:1 basis as compared to 29% in the first quarter. Activity on our acreage remains resilient even in the face of a lower overall U.S. land rig count. In fact, we now have the highest market share ever of the overall U.S. land rig count at 13.8%. After giving effect to our two most recent acquisitions, the Permian Basin leads all categories in terms of production, inventory, rig count and line-of-sight wells. Production in the Permian grew by 48% quarter over quarter reflecting a full quarter of the MB Minerals acquisition with the Permian rig count increasing by 11% during the same period. Overall, we are very pleased with this quarter as well as our Q2 2023 distribution of $0.39 that we declared today, an increase of 11% from Q1 2023.

“As we look forward in 2023 and beyond, we remain bullish about the U.S. oil and natural gas royalty industry, our role as a leading consolidator in the sector and the prospects for Kimbell to generate long-term unitholder value."

Second Quarter 2023 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the second quarter of 2023, or $0.39 per common unit. The distribution will be payable on August 21, 2023 to common unitholders of record at the close of business on August 14, 2023. Kimbell plans to utilize the remaining 25% of cash available for distribution for the second quarter of 2023 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q2 2023 projected cash available for distribution), Kimbell has paid down approximately $108.6 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell Royalty Partners, LP – News Release

Kimbell expects that approximately 89% of its second quarter 2023 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitute dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2023. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Financial Highlights

Kimbell’s second quarter 2023 average realized price per Bbl of oil was $72.44, per Mcf of natural gas was $1.92, per Bbl of NGLs was $24.16 and per Boe combined was $33.07.

During the second quarter of 2023, the Company’s total revenues were $60.8 million, net income was approximately $17.8 million and net income attributable to common units was approximately $13.5 million, or $0.24 per common unit.

Total second quarter 2023 consolidated Adjusted EBITDA was $45.0 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release and a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the second quarter of 2023, G&A expense was $7.9 million, $4.6 million of which was Cash G&A expense, or $2.90 per Boe (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release).  Unit-based compensation in the second quarter of 2023, which is a non-cash G&A expense, was $3.3 million or $2.06 per Boe.

On June 13, 2023, Kimbell amended its existing credit agreement to, among other things, increase the borrowing base and elected commitment amount from $350 million to $400 million on the secured revolving credit facility and extend the maturity to June 7, 2027.

As of June 30, 2023, Kimbell had approximately $269.6 million in debt outstanding under its secured revolving credit facility, had net debt to second quarter 2023 trailing twelve month consolidated Adjusted EBITDA of approximately 1.1x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $130.4 million in undrawn capacity under its secured revolving credit facility as of June 30, 2023.

As of June 30, 2023, Kimbell had outstanding 65,507,635 common units and 20,853,618 Class B units. As of August 2, 2023, Kimbell had outstanding 65,507,635 common units and 20,853,618 Class B units.

Kimbell Royalty Partners, LP – News Release

Production

Second quarter 2023 average daily production was 18,145 Boe per day (6:1), which consisted of 572 Boe per day related to prior period production recognized in Q2 2023, and 17,573 Boe per day of run-rate production. The 17,573 Boe per day of run-rate production was composed of approximately 54% from natural gas (6:1) and approximately 46% from liquids (33% from oil and 13% from NGLs). The prior period production recognized in Q2 2023 was attributable to past production that came into pay status during the second quarter of 2023. Including a full Q2 2023 impact of the Acquired Production, the revenues from which will be received by the Company, run-rate production was 18,554 Boe per day (6:1).

Operational Update

As of June 30, 2023, Kimbell’s major properties had 767 gross (3.89 net) DUCs and 734 gross (2.97 net) permitted locations on its acreage. In addition, as of June 30, 2023, Kimbell had 90 rigs actively drilling on its acreage, which represents an approximate 13.8% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of June 30, 2023(1)	Gross Permits as of June 30, 2023(1)	Net DUCs as of June 30, 2023(1)	Net Permits as of June 30, 2023(1)
Permian	462	388	2.27	1.47
Eagle Ford	43	61	0.39	0.47
Haynesville	105	27	0.81	0.49
Mid-Continent	76	49	0.14	0.10
Bakken	68	175	0.23	0.20
Appalachia	5	12	0.01	0.03
Rockies	8	22	0.04	0.21
Total	767	734	3.89	2.97

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell's net inventory.

Hedging Update

Kimbell maintains a consistent hedging methodology, and hedges out two years on a rolling quarterly basis. The Company's commodity derivative contracts consist of fixed price swaps, under which Kimbell receives a fixed price for the contract and pays a floating market price to the counterparty over a specified period for a contracted volume. Kimbell hedges expected daily production based on the amount of debt as a percent of total enterprise value. These economic hedges constituted approximately 15% of daily production for the second quarter of 2023.

Kimbell Royalty Partners, LP – News Release

The following provides information concerning Kimbell’s hedge book as of June 30, 2023:

Fixed Price Swaps as of June 30, 2023
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
3Q 2023	72,680	1,047,880	$61.70	$3.09
4Q 2023	67,988	995,532	$63.00	$3.28
1Q 2024	54,509	823,186	$76.32	$4.15
2Q 2024	56,511	809,354	$82.40	$4.31
3Q 2024	48,576	785,588	$69.30	$4.45
4Q 2024	68,448	811,164	$70.02	$4.48
1Q 2025	71,640	848,070	$66.31	$4.37
2Q 2025	99,918	917,098	$64.35	$3.53

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss second quarter 2023 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 9, 2023 by dialing 201-612-7415 and using the conference ID 13735459#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On August 2, 2023, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 16 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 125,000 gross wells with over 48,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Kimbell Royalty Partners, LP – News Release

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth, drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

June 30,
2023
Assets:
Current assets
Cash and cash equivalents	$20,779
Oil, natural gas and NGL receivables	45,006
Derivative assets	1,795
Accounts receivable and other current assets	3,136
Total current assets	70,716
Property and equipment, net	772
Oil and natural gas properties
Oil and natural gas properties (full cost method)	1,602,200
Less: accumulated depreciation, depletion and impairment	(749,746)
Total oil and natural gas properties, net	852,454
Right-of-use assets, net	2,358
Derivative assets	1,580
Loan origination costs, net	6,308
Total assets	$934,188
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$1,370
Other current liabilities	8,341
Derivative liabilities	428
Total current liabilities	10,139
Operating lease liabilities, excluding current portion	2,066
Derivative liabilities	171
Long-term debt	269,600
Other liabilities	260
Total liabilities	282,236
Commitments and contingencies
Kimbell Royalty Partners, LP unitholders' equity:
Common units	596,177
Class B units	1,043
Total Kimbell Royalty Partners, LP unitholders' equity	597,220
Noncontrolling interest in OpCo	54,732
Total equity	651,952
Total liabilities, mezzanine equity and unitholders' equity	$934,188

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	June 30, 2023	June 30, 2022
Revenue
Oil, natural gas and NGL revenues	$56,982	$78,592
Lease bonus and other income	2,041	1,213
Gain (loss) on commodity derivative instruments, net	1,729	(7,094)
Total revenues	60,752	72,711
Costs and expenses
Production and ad valorem taxes	5,405	5,003
Depreciation and depletion expense	19,657	11,274
Marketing and other deductions	2,908	4,063
General and administrative expenses	7,925	7,866
Consolidated variable interest entities related:
General and administrative expenses	219	591
Total costs and expenses	36,114	28,797
Operating income	24,638	43,914
Other income (expense)
Equity income in affiliate	—	3,385
Interest expense	(6,341)	(3,323)
Loss on extinguishment of debt	(480)	—
Other (expense) income	(181)	898
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	1,070	223
Net income before income taxes	18,706	45,097
Income tax expense	909	1,803
Net income	17,797	43,294
Net income attributable to noncontrolling interests	(4,297)	(5,424)
Distributions on Class B units	(32)	(8)
Net income attributable to common units of Kimbell Royalty Partners, LP	$13,468	$37,862

Basic	$0.24	$0.66
Diluted	$0.23	$0.55
Weighted average number of common units outstanding
Basic	63,274,492	55,424,930
Diluted	82,959,981	65,543,669

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, non cash unit based compensation, loss on extinguishment of debt, unrealized gains and losses on derivative instruments, cash distribution from affiliate, equity income (loss) in affiliate, gains and losses on sales of assets and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2023	June 30, 2022
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$31,519	$40,423
Interest expense	6,341	3,323
Income tax expense	909	1,803
Amortization of right-of-use assets	(84)	(79)
Amortization of loan origination costs	(493)	(459)
Loss on extinguishment of debt	(480)	—
Forfeiture of restricted units	—	20
Unit-based compensation	(3,290)	(2,949)
Gain on derivative instruments, net of settlements	2,600	6,564
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	9,071	12,039
Accounts receivable and other current assets	87	(176)
Accounts payable	(450)	341
Other current liabilities	(3,176)	(1,396)
Operating lease liabilities	85	80
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	1,070	223
Other assets and liabilities	995	(63)
Consolidated EBITDA	$44,704	$59,694
Add:
Unit-based compensation	3,290	2,949
Loss on extinguishment of debt	480	—
Gain on derivative instruments, net of settlements	(2,600)	(6,564)
Cash distribution from affiliate	—	432
Equity income in affiliate	—	(3,385)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(1,070)	(223)
General and administrative expenses	219	591
Consolidated Adjusted EBITDA	$45,023	$53,494
Adjusted EBITDA attributable to noncontrolling interest	(10,872)	(6,702)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$34,151	$46,792

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,442	2,442
Cash income tax expense	—	2,043
Distributions on Class B units	32	8
Cash available for distribution on common units	$29,677	$42,299

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2023
Net income	$17,797
Depreciation and depletion expense	19,657
Interest expense	6,341
Income tax expense	909
Consolidated EBITDA	$44,704
Unit-based compensation	3,290
Loss on extinguishment of debt	480
Gain on derivative instruments, net of settlements	(2,600)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(1,070)
General and administrative expenses	219
Consolidated Adjusted EBITDA	$45,023
Adjusted EBITDA attributable to noncontrolling interest	(10,872)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$34,151

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,442
Distributions on Class B units	32
Cash available for distribution on common units	$29,677

Common units outstanding on June 30, 2023	65,507,635

Cash available for distribution per common unit outstanding	$0.45

Common units outstanding on August 14, 2023 Record Date	65,507,635

Second quarter 2023 distribution declared (1)	$0.39

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility. Additionally, Kimbell utilized cash flows received from the Q2 2023 Acquired Production after the effective date of April 1, 2023, but prior to the closing date of May 17, 2023, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders. Revenues, production and other financial and operating results from the Q2 2023 acquisition are reflected in Kimbell's condensed consolidated financial statements from May 17, 2023 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2022
Net income	$43,294
Depreciation and depletion expense	11,274
Interest expense	3,323
Income tax expense	1,803
Consolidated EBITDA	$59,694
Unit-based compensation	2,949
Gain on commodity derivative instruments, net of settlements	(6,564)
Cash distribution from affiliate	432
Equity income in affiliate	(3,385)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(223)
General and administrative expenses	591
Consolidated Adjusted EBITDA	$53,494
Adjusted EBITDA attributable to noncontrolling interest	(6,702)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$46,792

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	2,442
Cash income tax expense	2,043
Distributions on Class B units	8
Cash available for distribution on common units	$42,299

Common units outstanding on June 30, 2022	57,331,833

Cash available for distribution per common unit outstanding	$0.74

Common units outstanding on August 15, 2022 Record Date	57,331,833

Second quarter 2022 distribution declared (1)	$0.55

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	June 30, 2023
Net income	$17,797
Depreciation and depletion expense	19,657
Interest expense	6,341
Income tax expense	909
Consolidated EBITDA	$44,704
Unit-based compensation	3,290
Loss on extinguishment of debt	480
Gain on derivative instruments, net of settlements	(2,600)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(1,070)
General and administrative expenses	219
Consolidated Adjusted EBITDA	$45,023

Q3 2022 - Q1 2023 Consolidated Adjusted EBITDA (1)	176,276
Trailing Twelve Month Consolidated Adjusted EBITDA	$221,299

Long-term debt (as of 6/30/23)	269,600
Cash and cash equivalents (as of 6/30/23)	(20,779)
Net debt (as of 6/30/23)	$248,821

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.1	x

(1) Consolidated Adjusted EBITDA for each of the quarters ended September 30, 2022, December 31, 2022 and March 31, 2023 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release. This also includes the trailing twelve months pro forma results from the Q4 2022 acquisition that closed in December 2022 and the Q2 2023 acquisition that closed in May 2023 in accordance with Kimbell's secured revolving credit facility.